N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Adjustable Rate Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$7,539,792	$0.23	  	29,774,447	$9.24
Class B	$5,385,316	$0.20		24,290,399	$9.24
Class C	$10,018,529	$0.20		46,318,559	$9.24
Class I	$32,383,651	$0.25		111,628,284	$9.24
Class IS$3,626,942	$0.23		8,365,156	$9.24



Evergreen Institutional Enhanced Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$19,417,534	$0.26	  	47,632,672	$9.90


Evergreen Short Intermediate Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$1,195,173	$0.13	  	9,118,239	$5.99
Class B	$86,429		$0.10		772,667	$5.99
Class C	$207,806	$0.10		1,798,909	$5.99
Class I	$14,709,131	$0.13		101,287,805	$5.99
Class IS$254,997	$0.13		1,873,348	$5.99